UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2004

CROWN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-23410	13-1924455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Item 4.         Changes in Registrant’s Certifying Accountant

On July 13, 2004, Crown Financial Group, Inc., a New Jersey corporation (the “Company”), was advised by Ernst & Young LLP (“E&Y”) that, as of July 13, 2004, E&Y was declining to stand for reelection as the Company’s independent accountants for the year ending January 31, 2005. E&Y was originally engaged by the Audit Committee of the Board of Directors of the Company to audit the Company’s financial statements for the year ended January 31, 2004. A copy of E&Y’s letter to the Company dated July 16, 2004 is attached to this Current Report as Exhibit 99.1.

During E&Y’s engagement with the Company and in the subsequent interim period through July 13, 2004, E&Y’s audit report on the consolidated financial statements of the Company and subsidiaries as of and for the year ended January 31, 2004, did not contain any adverse opinion or disclaimer of opinion; nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, and the Company did not have any disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

Except as noted in the succeeding subparagraphs, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K (as used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K):

E&Y’s Independent Auditor’s Report on Internal Control, included in the Annual Audited Report prepared pursuant to Rule 17a-5 for the year ended January 31, 2004, noted the following internal control matters which were considered to be material weaknesses related to internal controls necessary for the Company to develop reliable financial statements.

As part of the closing of the Company’s financial records for the month of September 2003, management of the Company determined that certain items in the Company’s previously issued financial statements were misstated and immediately commenced an internal review to determine the scope of the financial statements misstatements and to issue restated financial statements for prior periods impacted by the restatements. As a result of the findings of the review, the Company restated its financial statements for the years ended January 31, 2003, 2002 and 2001, including corresponding 2003 interim periods, and the quarterly periods ended April 30, and July 31, 2003.

The restatements were primarily related to (i) improper reconciliation of clearing broker statements to accounting records, (ii) improper expense recognition, including expenses associated with stock based awards and (iii) improper accounting associated with the consolidation and sale of a Company subsidiary.

Subsequent to the findings from the September 2003 financial statement close, management of the Company has taken extensive steps to design and implement effective internal control policies and procedures. An unqualified audit opinion was issued related to the consolidated financial statements of the Company and subsidiaries as of and for the year ended January 31, 2004.

These weaknesses have been described by the Company in Item 14 in its amended Annual Report on Form 10-K/A for the year ended January 31, 2003 (filed on March 9, 2004) as well as in Item 4 of its amended Quarterly Reports on Form 10-Q/A for the fiscal quarters ended April 30 and July 31, 2003, respectively (both filed on March 9, 2004) and in its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2003 (filed on March 9, 2004) (collectively, the “Certain Reports”). The Controls and Procedures disclosures contained in the Certain Reports are incorporated by reference into this Current Report on Form 8-K, and readers are urged to read this Current Report on Form 8-K in conjunction with those Certain Reports.

The Company has provided E&Y with a copy of this Current Report on Form 8-K and has requested that E&Y furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter from E&Y is filed as Exhibit 16.1 hereto.

The Company’s Audit Committee is actively seeking a replacement independent auditor and will announce such replacement as soon as such information becomes available.

Item 5.         Other Events

Director Appointment

On June 23, 2004, the Board of Directors appointed Donald Shek to the Board of Directors. Mr. Shek is and has been a director of National Auto Credit, Inc., a publicly traded company, since 2003. Mr. Shek has been a financial consultant in private practice since February 1998. From 1993 to 2002, he was a Registered Representative for the Financial West Group, a NASD broker/dealer. Mr. Shek holds a B.S. degree in Accounting from New York University. Mr. Shek is an “independent” director on the Board of Directors of the Company.

Item 7.         Financial Statements and Exhibits.

1.	Financial Statements

Not applicable

2.	Pro Forma Financial Information

Not applicable

3.	Exhibits

Exhibit No.	Description
16.1	E&Y’s July 20, 2004 letter to the U.S. Securities and Exchange Commission

99.1	E&Y’s July 16, 2004 letter to the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: July 20, 2004

CROWN FINANCIAL GROUP, INC.

By:	/s/ CHARLES B. KENNEDY
Name:	Charles B. Kennedy
Title:	Acting Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
16.1	E&Y’s July 20, 2004 letter to the U.S. Securities and Exchange Commission

99.1	E&Y’s July 16, 2004 letter to the Company